                                                                EXHIBIT (17)(p)

Prospectus dated April 3, 1995
===============================================================================

                      THE BFM INSTITUTIONAL TRUST INC.

-------------------------------------------------------------------------------

    The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end management investment company currently consisting of sixteen investment portfolios. The eight non-diversified investment portfolios (the "Portfolios") described in this Prospectus are separate series of the Trust. The Trust is primarily designed to provide pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and high net worth individuals with access to the professional investment management services offered by BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) which serves as investment adviser (the "Adviser") to the Trust.

    The following portfolios are described in this Prospectus:

                 The Investment Grade Multi-Sector Mortgage Securities Portfolio The Multi-Sector Mortgage Securities Portfolio II
                 The Multi-Sector Mortgage Securities Portfolios III-VIII

    Information about the investment objective of each Portfolio, along with a detailed description of the types of securities in which each Portfolio may invest, and of investment policies and restrictions applicable to each Portfolio, are set forth in this Prospectus. There can be no assurance that the investment objective of any Portfolio will be achieved. INVESTMENTS IN THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIOS II-VIII MAY INCLUDE SECURITIES HAVING A CREDIT QUALITY BELOW INVESTMENT GRADE. SUCH SECURITIES, ALSO CALLED "JUNK BONDS", ARE CONSIDERED TO BE SPECULATIVE AND MAY BE SUBJECT TO SPECIAL RISKS, INCLUDING A GREATER RISK OF LOSS OF PRINCIPAL AND NON-PAYMENT OF INTEREST. SEE "INVESTMENT RISKS AND SPECIAL CONSIDERATIONS" AND "DESCRIPTION OF SECURITIES--LOWER RATED AND NON-RATED SECURITIES". Because the market value of the Portfolios' investments will change, the net asset value per share of each Portfolio also will vary. The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

    INVESTMENTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY A BANK, AND THE SHARES OF EACH PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

                           ----------------------

    This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Additional information about the Trust has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated April 3, 1995, which information is incorporated herein by reference and available without charge upon request to the Trust, at the address or telephone number above.

                           ----------------------

    Investors are advised to read this Prospectus and retain it for future reference.

                           ----------------------

    No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust or the Distributor. This Prospectus does not constitute an offer by the Trust or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                           ----------------------
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          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                 EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR
                      ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.


                           ----------------------






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
                              TABLE OF CONTENTS


Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Trust Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Opportunities in the Commercial and Residential Mortgage-Backed Securities Markets  . . . . .     8
Description of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Management of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Investment Objectives and Policies    . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Description of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Other Investment Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
    Duration Management and Other Management Techniques   . . . . . . . . . . . . . . . . . .    17
    Leverage and Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
    Repurchase Agreements and Lending of Securities   . . . . . . . . . . . . . . . . . . . .    19
Management of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
    Investment Adviser    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
    Distributor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
    Expenses    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Net Asset Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Purchase and Redemption of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
    How to Purchase Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
    How to Redeem Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    Reports to Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
    Stockholder Inquiries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Taxes, Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
General Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    Performance Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    Description of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    Administrator, Custodian and Transfer and Dividend Disbursing Agent   . . . . . . . . . .    25
    Validity of the Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    Additional Information    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Description of Ratings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix A
General Characteristics and Risks of Additional Investment Management Techniques  . . .  Appendix B





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                               PROSPECTUS SUMMARY

    The BFM Institutional Trust Inc. (the "Trust") is a no-load, open-end
management investment company.   The eight non-diversified investment
portfolios (each a "Portfolio" and collectively, the "Portfolios") described in this Prospectus are designed primarily for institutional investors. The Trust also has other portfolios whose investment objective, policies and strategies and other characteristics are described in a separate prospectus. BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) is the investment adviser (the "Adviser") to the Portfolios.

INVESTMENT OBJECTIVES

    THE INVESTMENT GRADE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO (the "Investment Grade Multi-Sector Portfolio") will seek to provide maximum total rate of return consistent with investing in a range of investment grade agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of this Portfolio will be rated at least BBB- by Standard & Poor's Corporation ("S&P"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service ("Fitch") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or will be determined by the Adviser to be of comparable quality at the time of investment or will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

    THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIO II AND THE MULTI-SECTOR MORTGAGE SECURITIES PORTFOLIOS III-VIII (the "Multi-Sector Portfolios II-VIII") will seek to provide maximum total rate of return consistent with investing in a range of agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolios may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. Except as otherwise set forth in this Prospectus, the assets of these seven Portfolios may be invested without limitation as to amount or credit rating in securities rated below investment grade or, if non-rated, securities determined by the Adviser to be of comparable quality at the time of investment. Such securities are commonly referred to as "junk bonds" and have a higher risk of default of principal and interest. See "Investment Risks and Special Considerations" and "Description of Securities - Lower Rated and Non-Rated Securities". Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will seek to provide a total rate of return before fees and expenses over rolling twelve-month periods that exceeds the total return of the Salomon Broad Investment Grade Index over the same period by at least 1.60% on an annualized basis, (ii) will not invest in Asset-Backed Securities, bank or corporate debt securities other than money market instruments, or non-rated securities (other than for U.S. Government securities) and (iii) will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities being assigned a AAA rating.

    There can be no assurance that the investment objectives of any Portfolio will be achieved.

INVESTMENT POLICIES AND STRATEGIES

    The Investment Grade Multi-Sector Portfolio will seek to achieve its objectives by investing in a portfolio of fixed income securities consisting primarily of investment grade "Mortgage-Backed Securities" (both fixed and adjustable rate) which (i) represent interests in or are secured by mortgage loans on commercial real property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural properties ("Commercial Mortgage-Backed Securities"), or (ii) have been issued by private mortgage originators and represent interests in or are secured by mortgage loans on single family residential properties ("Residential Mortgage-Backed

Securities").  See "Description of the Trust--Description of
Securities--Commercial Mortgage-Backed Securities" and "--Residential Mortgage-Backed Securities".

    Each Multi-Sector Portfolio II-VIII will seek to achieve its investment objectives by investing in a portfolio of fixed income securities consisting primarily of Commercial and Residential Mortgage-Backed Securities. Each Multi-Sector Portfolio II and IV-VIII may invest without limitation in Commercial and Residential Mortgage-Backed Securities rated below investment grade or, if non-rated, determined by the Adviser to be of comparable quality at the time of investment. Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will not invest in securities (other than U.S. Government securities) that are not rated at least B by Standard & Poor's Corporation ("S&P"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service ("Fitch") or B2 by Moody's Investors Service, Inc. ("Moody's") at the time of investment; (ii) will not invest in securities (other than U.S. Government securities) not rated by at least one of the foregoing organizations at the time of investment; (iii) will not invest more than 12.5% of its assets in securities that are rated below BB-/Ba3 by any of the foregoing organizations; and (iv) will not invest more than 25% of its assets in securities that are rated below BBB-/Baa3 by any of the foregoing organizations. In the case of short-term money market instruments and short-term commingled funds the applicable rating requirement will be A2/P2. For the purposes of Multi-Sector Portfolio III, split rated
securities will be accounted for at the lower rating.   In addition,
Multi-Sector Portfolio III will maintain a targeted duration within 20% shorter or longer than the then current duration of the Salomon Broad Investment Grade Index.

    Each Portfolio may also invest in securities issued by the U.S. Government or its agencies and instrumentalities, Asset-Backed Securities, corporate debt securities, bank debt and, although it does not currently intend to do so, during temporary defensive periods and in order to keep cash on hand fully invested, money market instruments. Each Portfolio is authorized to borrow funds from commercial banks and enter into reverse repurchase agreements or dollar rolls in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed). A Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing percentage limitations for temporary purposes. See "Other Investment Practices--Leverage and Borrowing". However, Multi-Sector Portfolio III will limit to 20% of net assets its investments in U.S. Government securities that are not also Mortgage-Backed Securities, will not invest in Asset-Backed Securities, bank debt or corporate debt securities other than money market securities and will not borrow money or enter into reverse repurchase agreements or dollar rolls.

    Each Portfolio expects to invest from time to time in various instruments designed to reduce interest rate risks and their effects on the market value of a Portfolio's securities. A Portfolio may purchase or sell futures and listed and over-the-counter options contracts on securities, indices and futures contracts, make short sales, purchase Eurodollar instruments, enter into interest rate swaps and purchase or sell interest rate caps and floors, lend securities and invest in restricted or illiquid securities to a limited extent. In addition, a Portfolio may invest in repurchase agreements and make forward commitments. For further discussion of these practices and the associated special considerations, see "Other Investment Practices". However, Multi-Sector Portfolio III will not engage in short sales or the lending of portfolio securities and will invest in futures, options, swaps, caps and floors solely for bona fide hedging and duration management purposes.


INVESTMENT SECURITIES

    Commercial Mortgage-Backed Securities. Commercial Mortgage-Backed Securities represent interests in or are secured by mortgage loans on commercial real property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural properties. See "Description of the Trust--Description of Securities--Commercial Mortgage-Backed Securities".

    Residential Mortgage-Backed Securities. Residential Mortgage-Backed Securities are fixed income securities which have been issued by private mortgage originators and which represent interests in or are secured by mortgage





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
loans on single family residential properties. Mortgage-Backed Securities, both commercial and residential, include pass-through securities, adjustable rate mortgage securities ("ARMS"), collateralized mortgage obligations ("CMOs") and stripped securities. See "Description of the Trust--Description of Securities--Residential Mortgage-Backed Securities".

    U.S. Government Securities. U.S. Government securities are issued or guaranteed by the U.S. Government, its agencies and instrumentalities. Such securities include U.S. Treasury, GNMA, FNMA and FHLMC securities, including certain Mortgage-Backed Securities. See "Description of the Trust--Description of Securities--U.S. Government Securities".

    Asset-Backed Securities. Asset-Backed Securities have similar structural characteristics to Mortgage-Backed Securities. However, the underlying assets are not mortgage loans or interests in mortgage loans but include assets such as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. See "Description of the Trust--Description of Securities--Asset-Backed Securities".

    Corporate Debt Securities. Other types of debt securities include those issued by corporations and other entities, including bonds, debentures, notes, certificates of deposit, bankers' acceptances, commercial paper and other instruments. See "Description of the Trust--Description of Securities--Corporate Debt Securities".

    Bank Debt. Each Portfolio may also purchase bank indebtedness and participations therein, both secured and unsecured, of debtor companies. See "Description of the Trust--Description of Securities--Bank Debt".

INVESTMENT ADVISER

    The Adviser is compensated monthly by each Portfolio for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .40% for the Investment Grade Multi-Sector Portfolio and .50% for the Multi-Sector Portfolios II and IV-VIII. The Investment Advisory Agreement for the Multi-Sector Portfolio III provides that the Adviser will be compensated at the end of each calendar quarter at an annualized rate of .25% of the Portfolio's average month end net assets. See "Management of the Trust--Investment Adviser".

    On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A. ("PNC"), the twelfth largest bank in the U.S. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios.

PURCHASE AND REDEMPTION OF SHARES

    Shares of each Portfolio are offered at the next determined net asset value with no sales charge. The minimum initial investments for the Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II is $5 million. The minimum initial investment for each Multi-Sector Portfolio III-VIII is $50 million. Each Multi-Sector Portfolio III-VIII will be offered separately to appropriate institutional investors. The Adviser reserves the right to waive the minimum initial investment for any Multi-Sector Portfolio.

    Shares of each Portfolio may be redeemed without cost at the net asset value per share of the Portfolio next determined after receipt of the redemption request (which will be the date specified if the redemption request specifies a particular date in the future for its effectiveness). The Trust expects to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests





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and such payment will not adversely affect other shareholders.  Each
Portfolio's net asset value will fluctuate and accordingly the redemption price may be more or less than the purchase price. Shareholders who receive redemptions in kind will incur additional expense and delay in disposing of such securities and the value of such securities may decline during the disposition period.

DIVIDENDS AND DISTRIBUTIONS

    Dividends for each Portfolio will be declared daily on shares held of record at 5:00 p.m., New York City time. Each Portfolio intends to distribute all of its net investment income at least monthly, and any net realized capital gains at least annually. All dividends and distributions will be reinvested automatically at net asset value in additional shares of the same Portfolio, unless cash payment is requested. See "Taxes, Dividends and Distributions".

ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company and its affiliates will provide each Portfolio with administrative accounting, custodial, and dividend disbursing services and transfer agency services. See "General
Information--Administrator, Custodian and Transfer and Dividend Disbursing
Agent".

INVESTMENT RISKS AND SPECIAL CONSIDERATIONS

    Investment risks and considerations relevant to the securities in which each Portfolio invests are described in the Prospectus under "Description of the Trust--Investment Objectives and Policies", "--Description of Securities" and "Other Investment Practices". The following summarizes some of these risks:

    Each Portfolio (other than Multi-Sector Portfolio III) may invest without limit in both Commercial Mortgage-Backed Securities and Residential Mortgage-Backed Securities. Investments in Commercial Mortgage-Backed Securities involve the credit risks of delinquency and default. Delinquency refers to interruptions in the payment of interest and principal. Default refers to the potential for unrecoverable principal loss from the sale of foreclosed property. These risks include the risks inherent in the commercial mortgage loans which support such Commercial Mortgage-Backed Securities and the risks associated with direct ownership of real estate. This may be especially true in the case of Commercial Mortgage-Backed Securities secured by, or evidencing an interest in, a relatively small or less diverse pool of commercial mortgage loans. The factors contributing to these risks include the effects of general and local economic conditions on real estate values, the conditions of specific industry segments, the ability of tenants to make lease payments and the ability of a property to attract and retain tenants, which in turn may be affected by local conditions such as oversupply of space or a reduction of available space, the ability of the owner to provide adequate maintenance and insurance, energy costs, government regulations with respect to environmental, zoning, rent control and other matters, and real estate and other taxes.

    While the credit quality of the Commercial Mortgage-Backed Securities in which each Portfolio may invest will reflect the perceived likelihood of future cash flows to meet operating expenses and cash flow requirements, the underlying commercial properties may not be able to continue to generate income to meet their operating expenses and cash flow requirements (mainly debt service, lease payments, capital expenditures, taxes, maintenance, insurance and tenant improvements) as a result of any of the factors mentioned above. Consequently, the obligors under commercial mortgages may be unable to make payments of interest in a timely fashion, increasing the risk of default on a related Commercial Mortgage-Backed Security. In addition, the repayment of the commercial mortgage loans underlying Commercial Mortgage-Backed Securities will typically depend upon the future availability of financing and the stability of real estate property values.

    The commercial mortgage loans that underlie Commercial Mortgage-Backed Securities have certain distinct characteristics. Commercial mortgage loans are generally not amortizing or not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an





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
additional loan or sale of the property. Most commercial mortgage loans are nonrecourse obligations of the borrower, meaning that the sole remedy of the lender in the event of a default is to foreclose upon the collateral. As a result, in the event of default by a borrower, recourse may be had only against the specified property pledged to secure the loan and not against the borrower's other assets. If borrowers are not able or willing to refinance or dispose of the property to pay the principal balance due at maturity, payments on the subordinated classes of the related Commercial Mortgage-Backed Security are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes may only be determined after the foreclosure of the mortgage encumbering the property and, if the mortgagee takes title to the property, upon liquidation of the property. Factors such as the title of the property, its physical condition and financial performance, as well as governmental disclosure requirements with respect to the condition of the property, may make a third party unwilling to purchase the property at a foreclosure sale or for a price sufficient to satisfy the obligations with respect to the related Commercial Mortgage-Backed Securities. The condition of a property may deteriorate during foreclosure proceedings. Certain obligors on underlying mortgages may become subject to bankruptcy proceedings, in which case the amount and timing of amounts due under the related Commercial Mortgage-Backed Securities may be materially adversely affected.

    In general, any losses on a given Commercial Mortgage-Backed Security will be absorbed first by the equity holder, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security to the extent of its principal balance. Because each Portfolio intends to invest in subordinated classes of Commercial Mortgage-Backed Securities, there can be no assurances that in the event of default and the exhaustion of equity support, the reserve fund and any debt classes junior to those in which each Portfolio invests, any Portfolio will be able to recover all of its investment in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if mortgage values subsequently decline, the affected Portfolio holds the "first loss" position in certain Commercial Mortgage-Backed Securities ahead of the more senior debt holders, which may result in significant losses. Many of the lower-rated and non-rated Commercial Mortgage-Backed Securities are subject to less prepayment risk than in the case with Residential Mortgage-Backed Securities because of structural features of the underlying mortgage loans and the fact that they are entitled to repayment only after more senior classes are paid.

    Investments in Residential Mortgage-Backed Securities involve the credit risks that affect interest and principal cash flows similar to the credit risks of Commercial Mortgage-Backed Securities discussed above, as well as the prepayment risks associated with the possibility that prepayments of principal generally may be made at any time without penalty. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors. Changes in the rate of prepayments on a Residential Mortgage-Backed Security may change the yield to maturity of the security and amounts available for reinvestment from such securities by the Portfolios are likely to be greater during periods of relatively low or declining interest rates and therefore are likely to be reinvested at lower interest rates than during a period of relatively high interest rates. This prepayment effect has been particularly pronounced during the past three years as borrowers have refinanced higher interest rate mortgages into lower interest rate mortgages available in the marketplace. Because the Portfolios expect to invest in subordinated Residential Mortgage-Backed Securities, the prioritization of cash flows from mortgages under the Residential Mortgage-Backed Securities in favor of the senior classes generally reduces this prepayment risk.

    Investing in Lower Credit Quality Securities. An investor should recognize that the lower-rated or non-rated Commercial and Residential Mortgage-Backed Securities in which each Multi-Sector Portfolio II-VIII may invest have speculative characteristics. The Multi-Sector Portfolio III will not purchase non-rated securities (other than U.S. Government securities). The prices of lower credit quality securities, which are commonly referred to as "junk bonds", have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. Securities rated lower than B by S&P and Moody's, including bonds rated as low as D by S&P or C by Moody's, can be regarded as having extremely poor prospects of ever attaining any real investment standing and may be in default with payment of interest and/or repayment of principal in arrears. A projection of an economic downturn or the advent of a recession, for example, could cause a decline in the price of lower credit quality securities because the advent of a recession could lessen





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
the ability of obligors of mortgages underlying Commercial Mortgage-Backed Securities and Residential Mortgage-Backed Securities to make principal and interest payments. In such event, existing credit supports and any first loss positions may be insufficient to protect against loss of principal.

    Non-diversified Status. Each Portfolio has registered as a "non-diversified" investment company which enables it to invest more than 5% of its assets in the obligations of any single issuer, subject only to the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a result of its ability to concentrate its investments in the obligations of a smaller number of issuers, each Portfolio may be more susceptible than a more widely diversified fund to any single economic, political or regulatory occurrence.

    Leverage. Each Portfolio is authorized to borrow funds and utilize leverage (including through reverse repurchase agreements and dollar rolls) in amounts not exceeding 33 1/3% of its total assets (including the amount borrowed). The use of leverage by a Portfolio creates an opportunity for increased net income, but, at the same time, creates special risks. In particular, if any Portfolio borrows on a short-term basis and invests the proceeds in longer-term securities, an increase in interest rates may (i) reduce or eliminate the interest rate differential usually available between short-term and long-term rates and (ii) reduce the value of a Portfolio's longer-term securities, thereby exposing the Portfolio to lower yields and risk of loss on disposition of its longer-term securities. Each Portfolio will only borrow or use leverage when the Adviser believes that such activities will benefit the portfolio utilizing leverage. Each Portfolio may also borrow up to an additional 5% of its total assets for temporary purposes without regard to the foregoing limitation. Notwithstanding the foregoing, Multi-Sector Portfolio III will not borrow money or enter into reverse repurchase agreements or dollar rolls.

    Illiquid Securities. Each Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or are otherwise considered illiquid. Liquidity of a security relates to the ability to easily dispose of securities and the price to be obtained, and does not necessarily relate to the credit risk or likelihood of receipt of cash at maturity. Illiquid securities may trade at a discount from comparable, more liquid investments. The Commercial Mortgage-Backed Securities which each Portfolio intends to acquire may be less marketable and in some instances will be considered illiquid by the Trust under applicable standards because of the absence of registration under the federal securities laws, contractual restrictions on transfer or the small size of the issue (relative to the issues of comparable interests). See "Investment Objectives and Policies--Description of Shares--Illiquid Securities".

    Other Investment Management Techniques. Each Portfolio (subject in the case of Multi-Sector Portfolio III to limitations described herein) may use various other investment management techniques that also involve special considerations including engaging in hedging transactions and short sales, selling listed and over-the-counter covered call options, making forward commitments, entering into repurchase agreements, purchasing securities on a when-issued basis, entering into interest rate swaps and purchasing or selling interest rate caps and floors and lending its portfolio securities. For further discussion of these practices and the associated risks and special considerations, see "Other Investment Practices".

                                 TRUST EXPENSES

STOCKHOLDER TRANSACTION EXPENSES

    Sales Load Imposed on Purchases   . . . . . . . . . . . . . . . . . . . . . . . . . .     None
    Sales Load Imposed on Reinvested Dividends    . . . . . . . . . . . . . . . . . . . .     None
    Deferred Sales Load   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     None
    Redemption Fee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     None

ANNUAL TRUST OPERATING EXPENSES
(as a percentage of average net assets)

                                     Investment
                                        Grade           Multi-           Multi-              Multi-
                                     Multi-Sector       Sector           Sector              Sector
                                      Portfolio       Portfolio II    Portfolio III    Portfolios IV-VIII
                                      ---------       ------------    -------------    ------------------
    Advisory Fees   . . . . .          0.40%(a)          0.50%(a)        0.25%(a)             0.50%(a)
    Other Expenses.   . . . .          0.15              0.15            0.12   (b)           0.15
                                      --------          --------         -------            ----------
    Total Expenses    . . . .          0.55%             0.65%           0.37%                0.65%
                                      ========         =========         =====              =========

---------------------------
    (a) The Adviser reserves the right in its sole discretion to reduce the advisory fee charged to each Portfolio.

    (b) The Adviser has agreed to cap the Other Expenses for this Portfolio at the level indicated.



Example

    A stockholder would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:

                                                               1 Year    3 Years   5 Years  10 Years
                                                               ------    -------   -------  --------
The Investment Grade Multi-Sector Portfolio                      $6        $18       $31      $71
The Multi-Sector Portfolio II                                    $7        $21       $37      $84
The Multi-Sector Portfolio III                                   $4        $12       $21      $48
The Multi-Sector Portfolios IV-VIII                              $7        $21       $37      $84

    THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Trust will bear, whether directly or indirectly. For a more complete description of the various costs and expenses, see "Description of the Trust--Management of the Trust". "Other Expenses" includes an estimate of operating expenses of the Trust, such as Directors' and professional fees, registration fees, reports to stockholders and transfer agency and custodian fees. Investors who purchase or redeem shares through broker-dealers or other financial intermediaries may be subject to additional charges.

                      OPPORTUNITIES IN THE COMMERCIAL AND
                 RESIDENTIAL MORTGAGE-BACKED SECURITIES MARKETS

      Commercial and non-agency Residential Mortgage-Backed Securities are among the highest yielding, call protected, domestic, fixed-income securities across all rating categories. Under current market conditions, the Adviser believes that investments in non-agency mortgage securities (which include Commercial and non-agency Residential Mortgage-Backed Securities) provide attractive investment opportunities. This is due to several factors, including the developing nature of the Commercial and non-agency Residential Mortgage-Backed Securities markets, the restructuring of the real estate loans underlying non-agency mortgage securities, the infusion of capital to the real estate market and the Adviser's expectation of no further significant deterioration of real estate property values.

      The construction boom of the early 1980s resulted in the oversupply of developed commercial and residential real estate. This oversupply led to high vacancy rates and, coupled with declining rental rates, led to a decline in real estate values in the late 1980s and early 1990s. Real estate loans originated in the early and mid-1980s were issued during a period of higher real estate values. The subsequent rise in delinquencies and losses for lenders has led to new mortgage origination standards which incorporate less optimistic assumptions concerning rent growth and occupancy. Mortgages originated during this period of higher values may be restructured or renegotiated to reflect current market conditions. The resulting non-agency mortgage securities have underlying loans with LTV ratios that more accurately reflect current market values and allow the Adviser to better assess credit exposure.

      Many sophisticated investors have recently become active participants in the commercial real estate market, which has brought new equity into these types of investments. The increased issuance of real estate investment trusts ("REITs") has been another source of new equity. The Adviser believes that this infusion of equity, combined with more conservative real estate valuations, as well as the dislocation of traditional lenders provides a strong foundation for the continued issuance of Commercial and non-agency Residential Mortgage-Backed Securities.

      A recovery of the real estate market in general would have a positive effect on investments in non-agency Mortgage-Backed Securities. Market indicators are beginning to show positive trends, with declines in commercial mortgage delinquencies and defaults. Additionally, the second quarter of 1993 brought the first positive quarterly total return on real estate investments in two years, as measured by the Russel-NCREIF Index, which tracks the performance of U.S. commercial real estate.

      The Resolution Trust Corporation ("RTC") entered the non-agency Mortgage-Backed Securities market as a significant participant by securitizing non-agency mortgage loans in June of 1991, packaging certain mortgages it acquired as receiver of failed savings and loans. The RTC, in addition to other entities, has securitized commercial and non-agency residential mortgages, aggregating in excess of $22 billion of Commercial Mortgage-Backed Securities and $200 billion of Residential Mortgage-Backed Securities created from January, 1987 to December, 1992. As a result of the significant decline in real estate values in the U.S. in the late 1980s and early 1990s and in conjunction with their efforts to improve the creditworthiness of financial institutions, regulators such as the National Association of Insurance Commissioners ("NAIC") and the Bank for International Settlements ("BIS") set more stringent capital requirements for assets including real estate holdings. These requirements have led traditional real estate lenders largely to withdraw from lending to real estate borrowers and to seek a secondary market outlet for these mortgage loans and for real estate borrowers to seek financing from non-traditional lenders. The Adviser believes that, as a result, banks and insurance companies will increasingly take advantage of the secondary market to dispose of real estate holdings and borrowers will utilize the capital markets as a major source of financing.

      The establishment by rating agencies of standardized rating criteria has helped further the development of the secondary market for commercial and non-agency residential Mortgage-Backed Securities. Unlike the securitization of traditional residential mortgages, which are eligible for principal and interest guarantees from government agencies such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), the securitization of commercial and non-agency residential mortgages may require other forms of credit enhancement, including the senior/subordinated security structure, reserve funds and third-party letters of credit. The senior/subordinated structure was developed in the 1980s to create a senior security which would be highly rated and attractive to a wide range of investors. The subordinated security, which was designed to absorb credit losses on the underlying mortgages and therefore insulate the senior securities from such losses, was generally either retained by the issuer or sold to a sophisticated investor in a negotiated transaction. In the current environment, the subordinated securities are further segmented into a hierarchy of loss positions. This allows many different classes of securities to be created, with varying degrees of credit exposure, prepayment exposure and potential total return.

      Based on investor demand for certain securities (which depends in part on a combination of rating, yield spread and maturity) the issuer of a senior/subordinated structure works closely with the rating agencies to determine the credit support levels required to achieve the desired rating for each security class. The specific structure created dictates the priority for the allocation of available cash flows on the underlying mortgages. The senior classes receive the first available cash flows of both interest and principal, while the subordinated classes typically receive only interest until the senior and higher ranked subordinated classes are paid down. Any principal losses experienced on the underlying properties are absorbed first by the equity holder and then by the cash reserve fund and letters of credit, if any are present in the structure, and then by the "first loss" subordinated security holder to the extent of its principal balance and then by the next subordinated classes, in order of their respective position in the structure.

      The Adviser believes that the development of the secondary market for Commercial and non-agency Residential Mortgage-Backed Securities has created significant opportunities for investing in the lower-rated and non-rated classes of these securities. Furthermore, the Adviser believes that there is sufficient liquidity in this secondary market for the Trust to accomplish its investment objectives. Many of the lower-rated and non-rated Commercial Mortgage-Backed Securities are subject to less prepayment risk than is the case with Residential Mortgage-Backed Securities because of structural features of the underlying mortgage loans and the fact that they are entitled to repayment only after more senior classes are paid. Such securities therefore offer an opportunity for attractive yields, which the Adviser believes more than compensates investors for assuming the credit risk associated with such securities. In addition, the Adviser believes that the Commercial and non-agency Residential Mortgage-Backed Securities market will expand and yield spreads to Treasuries will decline, leading to an opportunity for price appreciation. The Adviser believes this sector of the Mortgage-Backed Securities market is likely to realize expansion similar to that which the agency residential Mortgage-Backed Securities market experienced in the late 1980s, where the earlier investors benefitted greatly as the market improved and expanded.

                            DESCRIPTION OF THE TRUST

MANAGEMENT OF THE TRUST

      BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.), a registered investment adviser, will act as each Portfolio's investment adviser (the "Adviser"). On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser currently serves as the investment adviser to institutional and fixed income investors in the United States and overseas through a number of funds and separately managed accounts with combined total assets in excess of $25 billion. See "Management of the Trust" below.

INVESTMENT OBJECTIVES AND POLICIES

      The following describes briefly the investment objective and policies of each Portfolio. Certain instruments and techniques discussed in this section are described in greater detail later in this Prospectus and in the Statement of Additional Information ("SAI").

      THE INVESTMENT GRADE MULTI-SECTOR PORTFOLIO will seek to provide maximum total rate of return consistent with investing in a range of investment grade agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which the Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, asset-backed securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of this Portfolio will be rated at least BBB- by S&P,

D&P or Fitch or Baa3 by Moody's or will be determined by the Adviser to be of comparable quality at the time of investment or will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

      THE MULTI-SECTOR PORTFOLIO II AND THE MULTI-SECTOR PORTFOLIOS III-VIII will seek to provide maximum total rate of return consistent with investing in a range of agency and non-agency Mortgage-Backed Securities, including primarily senior and subordinated tranches of residential, commercial, multifamily and agricultural mortgage securities. The securities in which each Portfolio may invest include, but are not limited to, collateralized mortgage obligations, real estate mortgage investment conduits, adjustable rate mortgages, Asset-Backed Securities, bank debt, corporate debt securities and U.S. Treasury and agency securities. The assets of these seven Portfolios may be invested without limitation in lower rated securities or, if non-rated, securities determined by the Adviser to be of comparable quality at the time of investment. Such securities are commonly referred to as "junk bonds" and have a higher risk of default of principal and interest. Notwithstanding the foregoing, Multi-Sector Portfolio III (i) will seek to provide a total rate of return before fees and expenses over rolling twelve-month periods that exceeds the total return of the Salomon Broad Investment Grade Index over the same period by at least 1.60% an annualized basis, (ii) will not invest in Asset-Backed Securities, bank or corporate debt securities other than money market instruments, or non-rated securities (other than for U.S Government securities) and (iii) will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities being assigned a AAA rating. Multi-Sector Portfolio III will maintain a targeted duration within 20% shorter or longer than the then current duration of the Salomon Broad Investment Grade Index. Duration is a measure of the expected life of a fixed income security on a present value basis and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates.

      In determining which Mortgage-Backed Securities each Portfolio will purchase, the Adviser will consider, among other factors, the following: characteristics of the underlying mortgage loan, including LTV and debt service coverage ratio, loan seasoning, and refinancing risk; characteristics of the underlying property, including diversity of the loan pool, occupancy and leasing, and competitiveness in the pertinent market; economic, environmental and local considerations; deal structure, including historical performance of the originator, subordination percentages and reserve fund balances; and structural participants such as administrators and servicers.

      In addition to examining the relative value of the investments as indicated above, the Adviser's disciplined approach to investments for each Portfolio will include considerable interaction with rating agencies, extensive review of due diligence by underwriters and rating agencies, confirmation of debt service coverage ratios and stress testing of security cash flows. The Adviser also will select investments which will vary the portfolio by underlying property types, geographic regions and industry exposure. In this regard, Multi-Sector Portfolio III will not purchase any commercial Mortgage-Backed Security ("CMBS") if, giving effect thereto, (i) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from the same pool of collateral would increase and would account for more than 10% of the Portfolio's net assets, or (ii) the net assets of the Portfolio attributable to CMBS backed by the same pool of collateral would increase and the Portfolio would own more than 25% of the currently outstanding principal amount of CMBS that are directly or indirectly secured by or payable out of cash flow from the same pool of collateral. In addition, Multi-Sector Portfolio III will not, except during any three-month period after any month in which its net assets have increased by more than 30%, purchase any CMBS if, giving effect thereto, (i) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from properties located within a single state of the U.S. would increase and would account for more than 25% of the Portfolio's net assets or (ii) the net assets of the Portfolio constituting CMBS that are directly or indirectly secured by or payable out of cash flow from office properties would increase and would account for more than 33%, or from hotel and motel properties would increase and would account for more than 20%, or from any one of multi-family, cooperative, industrial and warehouse, retail and shopping mall, mobile home park, nursing home and senior living center or hospital properties would increase and would account for more than 75% of the Portfolio's net assets, or (iii) the net assets of the Portfolio constituting particular issuances of CMBS that are directly or indirectly secured by or payable out of cash flow from single properties would increase and would account for more than 50% of the Portfolio's net assets. For the foregoing purpose, a CMBS will be considered to be secured by or payable out of the cash flow from a property only in the proportion that the outstanding principal amount of the mortgage loan relating to such property and backing such security bears to the sum of the outstanding principal amount of all mortgage loans backing such security. If the Multi-Sector Portfolio III's asset composition in any of the foregoing categories subsequently exceeds 110% of the related percentage limitation for any reason, the Portfolio will take such action as may be necessary so that within 60 days after the occurrence of such excess the relevant percentage limitation is again satisfied. Multi-Sector Portfolio III will not invest in any issuance of Mortgage-Backed Securities more than 5% of the principal amount of the collateral of which at the time of issuance is single-family residential and agricultural properties in the aggregate.

      Each Portfolio has adopted a number of fundamental investment restrictions which may not be changed without the approval of each Portfolio's outstanding voting securities. The SAI sets forth these restrictions in full.

      Multi-Sector Portfolio III has adopted several non-fundamental portfolio investment limitations that differ from those of Multi-Sector Portfolio II and IV- VIII. In addition, Multi-Sector Portfolio III will not modify any of its portfolio investment limitations without providing at least 60 days prior written notice of such modification to its shareholders.

DESCRIPTION OF SECURITIES

      The following describes certain types of securities in which each Portfolio may invest:

Commercial Mortgage-Backed Securities

      Commercial Mortgage-Backed Securities are generally multi-class debt or pass-through securities backed by a mortgage loan or pool of mortgage loans secured by commercial property, such as industrial and warehouse properties, office buildings, retail space and shopping malls, multifamily properties and cooperative apartments, hotels and motels, nursing homes, hospitals, senior living centers and agricultural property. The commercial mortgage loans that underlie Commercial Mortgage-Backed Securities have certain distinct characteristics. Commercial mortgage loans are generally not amortizing or not fully amortizing. At their maturity date, repayment of the remaining principal balance or "balloon" is due and is repaid through the attainment of an additional loan or sale of the property. Unlike most single family residential mortgages, commercial real property loans often contain provisions which substantially reduce the likelihood that such securities will be prepaid. The provisions generally impose significant prepayment penalties on loans and, in some cases there may be prohibitions on principal prepayments for several years following origination. This difference in prepayment exposure is significant due to extraordinarily high levels of refinancing of traditional residential mortgages experienced over the past year as mortgage rates have reached a 25 year low. Assets underlying Commercial Mortgage-Backed Securities may relate to only a few properties or to a single property. See "Prospectus Summary--Investment Risks and Special Considerations".

      Commercial Mortgage-Backed Securities have been issued in public and private transactions by a variety of public and private issuers. Non-governmental entities that have issued or sponsored Commercial Mortgage-Backed Securities offerings include owners of commercial properties, originators of and investors in mortgage loans, savings and loan associations, mortgage banks, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Each Portfolio may from time to time purchase Commercial Mortgage-Backed Securities directly from issuers in negotiated transactions or from a holder of such Commercial Mortgage-Backed Securities in the secondary market.

      Commercial Mortgage-Backed Securities generally are structured to protect the senior class investors against potential losses on the underlying mortgage loans. This is generally provided by the subordinated class investors, which may be included in each Portfolio, by taking the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes, including the subordinated classes in which the Portfolios intend to invest, may include issuer guarantees, reserve funds, additional subordinated securities, cross-collateralization, over-collateralization and the equity investors in the underlying properties.

      By adjusting the priority of interest and principal payments on each class of a given Commercial Mortgage-Backed Security, issuers are able to issue senior investment grade securities and lower rated or non-rated subordinated securities tailored to meet the needs of sophisticated institutional investors. In general, subordinated classes of Commercial Mortgage-Backed Securities are entitled to receive repayment of principal only after all required principal payments have been made to more senior classes and have subordinate rights as to receipt of interest distributions. Such subordinated classes are subject to a substantially greater risk of nonpayment than are senior classes of Commercial Mortgage-Backed Securities. Even within a class of subordinate securities, most Commercial Mortgage-Backed Securities are structured with a hierarchy of levels (or "loss positions"). Loss positions are the order in which nonrecoverable losses of principal are applied to the securities within a given structure. For instance, a first loss subordinate security will absorb any principal losses before any higher loss position subordinate security. This type of structure allows a number of classes of securities to be created with varying degrees of credit exposure, prepayment exposure and potential total return.

      Subordinated classes of Commercial Mortgage-Backed Securities have more recently been structured to meet specific investor preferences and issuer constraints and have different priorities for cash flow and loss absorption.
As previously discussed, from a credit perspective, they are structured to absorb any credit-related losses prior to the senior class. The principal cash flow characteristics of subordinated classes are designed to be among the most stable in the Mortgage-Backed Securities market, the probability of prepayment being much lower than with traditional Residential Mortgage-Backed Securities. This characteristic is primarily due to the structural feature that directs the application of principal payments first to the senior classes until they are retired before the subordinated classes receive any prepayments. While this serves to enhance the credit protection of the senior classes, it produces subordinated classes with more stable average lives. Subject to the applicable provisions of the 1940 Act, there are no limitations on the classes of Commercial Mortgage-Backed Securities in which each of the Portfolios may invest. Accordingly, in certain circumstances, one of the Portfolios may recover proportionally less of its investment in a Commercial Mortgage-Backed Security than the holders of more senior classes of the same Commercial Mortgage-Backed Security.

      The rating assigned to a given issue and class of Commercial Mortgage-Backed Securities is a product of many factors, including, the structure of the security, the level of subordination, the quality and adequacy of the collateral, and the past performance of the originators and servicing companies. The rating of any Commercial Mortgage-Backed Security is determined to a substantial degree by the debt service coverage ratio (i.e., the ratio of current net operating income from the commercial properties, in the aggregate, to the current debt service obligations on the properties) and the LTV ratio of the pooled properties. The amount of the securities issued in any one rating category is determined by the rating agencies after a rigorous credit rating process which includes analysis of the issuer, servicer and property manager, as well as verification of the LTV and debt service coverage ratios. LTV ratios may be particularly important in the case of commercial mortgages because most commercial mortgage loans provide that the lender's sole remedy in the event of a default is against the mortgaged property, and the lender is not permitted to pursue remedies with respect to other assets of the borrower. Accordingly, loan-to-value ratios may, in certain circumstances, determine the amount realized by the holder of the Commercial Mortgaged-Backed Security.

Residential Mortgage-Backed Securities

      Each Portfolio also expects to invest in Residential Mortgage-Backed Securities that are Mortgage-Backed Securities representing participation interests in pools of single-family residential mortgage loans originated by private mortgage originators. Traditionally, Residential Mortgage-Backed Securities were issued by governmental agencies such as Fannie Mae, Freddie Mac and Ginnie Mae. Each Portfolio intends to invest in those securities issued by non-governmental agencies as well as governmental agencies. Non-governmental entities that have issued or sponsored Residential Mortgage-Backed Securities offerings include savings and loan associations, mortgage banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. Residential Mortgage-Backed Securities, similar to Commercial Mortgage-Backed Securities, have been issued using a variety of structures, including multi-class structures featuring senior and subordinated classes. The Multi-Sector Portfolios II and IV-VIII intend to invest in the lower rated or non-rated classes of Residential Mortgage-Backed Securities, with credit qualities at the time of investment rated or deemed by the Adviser to have similar credit and cash flow characteristics as those discussed previously in relation to subordinated classes of Commercial Mortgage-Backed Securities.

      While single-family residential loans do not typically have prepayment penalties or restrictions, as commercial mortgage loans often do, Residential Mortgage-Backed Securities are often structured so that subordinated classes may be locked out of prepayments for a period of time. However, in a period of extremely rapid prepayments, during which senior classes may be retired faster than expected, the subordinated classes may receive unscheduled payments of principal and would have average lives that, while longer than the average lives of the senior classes, would be shorter than originally expected.

      The types of agency and non-agency Commercial and Residential Mortgage-Backed Securities which each Portfolio may invest shall include, but not be limited to, the following securities:

      Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities. Each Portfolio may invest in Mortgage-Backed Securities issued by agencies or instrumentalities of the U.S. Government including GNMA, FNMA and FHLMC. The U.S. Government or the issuing agency guarantees the payment of interest and principal on these securities. However, the guarantees do not extend to the securities' yield or value, nor do the guarantees extend to the yield or value of a Portfolio's shares. These securities are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the security, net of certain fees. See "Mortgage-Backed Securities" in the SAI.

      Private Mortgage Pass-Through Securities. Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed either by GNMA, FNMA or FHLMC certificates or by a pool of fixed rate or adjustable rate mortgage loans. Securities which are backed by a pool of fixed rate or adjustable rate mortgage loans generally are structured with one or more types of credit enhancement. See "Types of Credit Enhancement" in the SAI.

      Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates ("ARMs"). ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index. See "Adjustable Rate Mortgage Securities" in the SAI.

      Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities. Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (collectively, "Mortgage Assets"). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through certificates. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of CMOs or multi-class pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit ("REMIC"). See "Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities" in the SAI.

      Stripped Mortgage-Backed Securities. Each Portfolio (other than Multi-Sector Portfolio III) may also invest in mortgage pass-through securities where all or a substantial portion of the interest payments go to one class of holders ("Interest Only Securities" or "IOs") and all or a substantial portion of the principal payments go to a second class of holders ("Principal Only Securities" or "POs"). These securities are commonly referred to as Stripped Mortgage-Backed Securities or SMBS. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and such rate may have a material effect on yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, a Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying Mortgage Assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

      In addition to SMBS issued by agencies or instrumentalities of the U.S. Government, each Portfolio may purchase SMBS issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. Privately issued SMBS will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular U.S. Government issued SMBS is liquid will be made by the Adviser under guidelines established by the Board of Directors.

      Lower Rated and Non-Rated Securities. The Mortgage-Backed Securities in which each Multi-Sector Portfolio II and IV-VIII may invest are expected to be lower rated (i.e., have a credit quality below investment grade) or non-rated subordinated classes. Investments in such lower rated securities or non-rated securities of equivalent credit quality are subject to special risks, including a greater risk of loss of principal and non-payment of interest. An investor should carefully consider the following factors before purchasing shares of each of the Multi-Sector Portfolios II and IV-VIII. Multi-Sector Portfolio III (i) will not invest in securities (other than U.S. Government securities) that are not rated at least B by S&P, D&P or Fitch or B2 by Moody's at the time of investment; (ii) will not invest in securities (other than U.S. Government securities) not rated by at least one of the foregoing organizations at the time of investment; (iii) will not invest more than 12.5% of its assets in securities that are rated below BB-/Ba3 by any of the foregoing organizations; and (iv) will not invest more than 25% of its assets in securities that are rated below BBB-/Baa3 by any of the foregoing organizations. In the case of short-term money market instruments and short-term commingled funds the applicable rating requirement will be A2/P2. For the purpose of Multi-Sector Portfolio III, split rated securities will be accounted for at the lower rating. If any security held in its portfolio is downgraded such that the Portfolio would not be able at that time to make an investment in such security, the Portfolio will sell such security within 30 days after such downgrade. Multi-Sector Portfolio III will maintain a dollar-weighted average credit quality of at least A-/A3, with U.S. Government securities assigned a AAA rating. In order to calculate the average credit quality of the Portfolio, the Portfolio will assign sequential numbers to each of the 20 rating categories from AAA to D, multiply the value of each instrument by the rating equivalent number assigned to its lowest rating, sum all of such products, divide the aggregate by the net asset value of the Portfolio and convert the number back to its equivalent rating symbol.

      Generally, lower rated or non-rated securities of equivalent credit quality offer a higher return potential than higher rated securities but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of default or bankruptcy of the issuers of such securities. Lower rated securities and comparable non-rated securities will likely have large uncertainties or major risk exposure to adverse conditions and are predominately speculative. The occurrence of adverse conditions and uncertainties would likely reduce the value of securities held by each Multi-Sector Portfolio II-VIII, with a commensurate effect on the value of a given portfolio's shares. While the market values of lower rated securities and non-rated securities of equivalent credit quality tend to react less to fluctuations in interest rate levels than do those of higher rated securities, the market values of certain of these securities also tend to be more sensitive to changes in economic conditions than higher rated securities. In addition, lower rated securities and non-rated securities of equivalent credit quality generally present a higher degree of credit risk. Each Multi-Sector Portfolio II-VIII may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

      Securities which are rated BB by S&P, D&P and Fitch and Ba by Moody's have speculative characteristics with respect to capacity to pay interest and repay principal. Securities which are rated B generally lack characteristics of a desirable investment and assurance of interest and principal payments over any long period of time may be small. Securities which are rated Caa or CCC or below are poor standing. Those issues may be in default or present elements of danger with respect to principal or interest. Securities rated C by Moody's, D by S&P, or the equivalent by D&P or Fitch are the lowest rating class. Such ratings indicate that payments are in default, or that a bankruptcy petition has been filed with respect to the issuer or that the issuer is regarded as having extremely poor prospects. A general description of the bond ratings of Moody's, S&P, D&P and Fitch is set forth in Appendix A to the Prospectus.

      In general, the ratings of nationally recognized statistical rating organizations represent the opinions of these agencies as to the quality of securities that they rate. Such ratings, however, are relative and subjective, and are not absolute standards of quality and do not evaluate the market value risk of the securities. It is possible that an agency might not change its rating of a particular issue to reflect subsequent events. These ratings will be used by the Portfolios as initial criteria for the selection of portfolio securities, but each Portfolio also will rely upon the independent advice of the Adviser to evaluate potential investments.


      Asset-Backed Securities

      The securitization techniques used to develop Mortgage-Backed Securities are also applied to a broad range of other assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. Other types of assets being securitized include loans to finance boats, recreational vehicles, mobile homes and manufactured housing; computer, copier, railcar and medical equipment leases; student and commercial loans; and trade, health care and franchise receivables. In general, the collateral supporting Asset-Backed Securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. As with Mortgage-Backed Securities, Asset-Backed Securities are often backed by a pool of assets representing the obligations of a number of different parties and use similar credit enhancement techniques. See "Types of Credit Enhancement" in the SAI.

      The market for certain types of Asset-Backed Securities is relatively new and untested. Certain Asset-Backed Securities may have a limited secondary market and may be subject to restrictions on transferability. Any Asset-Backed security that cannot be disposed of within seven days and in the usual course of business without taking a reduced price will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular Asset-Backed security is liquid will be made by the Adviser under guidelines established by the Board of Directors of the Trust.

      New instruments and variations of existing Mortgage-Backed Securities and Asset-Backed Securities continue to be developed. The Portfolios may invest in any such instruments or variations as may be developed to the extent consistent with their investment objectives and policies and applicable regulatory requirements.


      U.S. Government Securities

      U.S. Treasury Securities. The Portfolios will invest in U.S. Treasury securities, including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

      Each Portfolio (other than Multi-Sector Portfolio III) may also invest in "zero coupon" securities, including U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount, giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. In addition to those issued by the U.S. Government, such zero coupon securities may be issued by private issuers representing an interest in securities issued by the U.S. Government. Such privately issued zero coupon securities are not considered U.S. Government securities and will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Investment Objectives and Policies--U.S. Government Securities" in the SAI and "Illiquid Securities" below.

      Securities Issued or Guaranteed by U.S. Government Agencies and Instrumentalities. Each Portfolio may invest in securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including, but not limited to, GNMA, FNMA and FHLMC securities. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Portfolios must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to FNMA or FHLMC. GNMA, FNMA and FHLMC investments by the Portfolios may also include pass-through securities, CMOs and certain other Mortgage-Backed Securities.


      Corporate Debt Securities

      Corporate Debt securities include securities issued by corporations and other entities, including bonds and debentures (which are long-term), notes (which may be short- or long-term), certificates of deposit (unsecured borrowings by banks), bankers' acceptances (indirectly secured borrowings to facilitate commercial transactions) and commercial paper (short-term unsecured notes). These securities may have adjustable or fixed rates of interest and may be secured or unsecured by assets of the issuer or another party. Adjustable rate corporate debt securities may have interest rate caps and floors but such corporate debt securities are not subject to prepayment risk other than through contractual call provisions, which generally impose a penalty for prepayment during all or a portion of the period such securities are outstanding. Fixed rate debt securities may also be subject to call provisions. Corporate Debt securities are subject to the bankruptcy risk of the issuer. The Trust believes that the high quality securities it purchases will tend to reduce such risks. Several of the Portfolios may purchase corporate debt securities rated at the time of investment no lower than BBB- by S&P or Baa3 by Moody's. The rating of a corporate debt security may change over time, as S&P and Moody's monitor and evaluate the ratings assigned to corporate debt securities on an ongoing basis. As a result, corporate debt securities held by a Portfolio could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the time that they are owned by the Portfolio. If a security owned by a Portfolio is downgraded below either BBB- by S&P or Baa3 by Moody's, the Adviser will monitor such security and determine whether to sell it based on the factors it considers relevant such as size of the investment, whether a loss or gain will result, relative risk to the Portfolio, depth of the trading market or any other relevant factors. The Trust expects that under normal market conditions no more than 5%, if any, of a Portfolio's assets will consist of securities whose ratings have been downgraded below BBB-by S&P or Baa3 by Moody's. The Portfolios will consider whether to retain or dispose of a bond whose rating drops below the minimum ratings applicable to a Portfolio. Except for Multi-Sector Portfolio III, the Portfolios are not restricted in the amount they may invest in any of the securities described in this section.


      Bank Debt

      Except for Multi-Sector Portfolio III, each Portfolio from time to time may also purchase indebtedness and participation therein, both secured and unsecured, of debtor companies in the form of loans made by commercial banks to debtor companies. When a Portfolio purchases a participation interest in bank debt it assumes the credit risk associated with the bank as well as the credit risk associated with the issuer of any underlying debt instrument. Bank debt which represents indebtedness of a debtor company to a bank is not a security of the banks issuing or selling it. The Portfolio may purchase bank debt from national and state chartered banks. Each Portfolio is restricted from investing more than 15% of its assets in bank debt which is not readily marketable and illiquid.

      Floating Rate, Inverse Floating Rate and Index Obligations

      The Portfolios may invest in debt securities with interest payments or maturity values that are not fixed, but float in conjunction with (or inversely to) an underlying index or price. These securities may be backed by U.S. Government or corporate issuers, or by collateral such as mortgages. In certain cases, a change in the underlying index or price may have a leveraging effect on the periodic coupon payments, creating larger possible swings in the prices of such securities than would be expected when taking into account their maturities alone. The indices and prices upon which such securities can be based include interest rates, currency rates and commodities prices. However, Multi-Sector Portfolio III will not invest in any instrument whose value is computed based on a multiple of the change in price or value of an asset or an index of or relating to assets in which the Portfolio could not invest.

      Floating rate securities pay interest according to a coupon which is reset periodically. This reset mechanism may be formula based, or reflect the passing through of floating interest payments on an underlying collateral pool. The coupon is usually reset daily, weekly, monthly, quarterly or semi-annually, but other schedules are possible. Floating rate obligations generally exhibit a low price volatility for a given stated maturity or average life because their coupons adjust with changes in interest rates. If their underlying index is not an interest rate, or the reset mechanism lags the movement of rates in the current market, greater price volatility may be experienced.

      Inverse floating rate securities are similar to floating rate securities except that their coupon payments vary inversely with an underlying index by use of a formula. Inverse floating rate securities tend to exhibit greater price volatility then other floating rate securities. Because the changes in the coupon are usually negatively correlated with changes in overall interest rates, interest rate risk and price volatility on inverse floating rate obligations can be high, especially if leverage is used in the formula. Multi-Sector Portfolio III will not invest, and the other Portfolios do not intend to invest more than 10% of its total assets in inverse floating rate securities.

      Index securities pay a fixed rate of interest, but have a maturity value that varies by formula, so that when the obligation matures a gain or loss is realized. The risk of index obligations depends on the volatility of the underlying index, the coupon payment and the maturity of the obligation.

      Illiquid Securities

      Illiquid securities are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. Each Portfolio may purchase certain restricted securities up to 15% of its net assets eligible for sale to qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933 and may treat such securities as being liquid if the Adviser determines, pursuant to procedures adopted by the Trust's Board of Directors, that a sufficient secondary market
does exist for such securities.   See the SAI for a further discussion of
illiquid securities.

                           OTHER INVESTMENT PRACTICES

DURATION MANAGEMENT AND OTHER MANAGEMENT TECHNIQUES

      As a basic element of its overall investment strategy each Portfolio intends to use a variety of other investment management techniques and instruments. A more complete description of such techniques is contained in the SAI. Each Portfolio may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps and floors and may purchase and sell exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts (collectively, "Additional Investment Management Techniques"). These Additional Investment Management Techniques may be used for duration management and other risk management to attempt to protect against possible changes in the market value of a Portfolio resulting from trends in the debt securities markets and changes in interest rates, to protect a Portfolio's unrealized gains in the value of its securities holdings, to facilitate the sale of such securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities and (except for Multi-Sector Portfolio III) to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. See Appendix B "General Characteristics and Risks of Additional Investment Management Techniques".

      Additional Investment Management Techniques present certain risks. With respect to hedging and risk management, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of a Portfolio's position. The same is true for such instruments entered into for income or gain. In addition, certain instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, a Portfolio may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments predominantly for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of a Portfolio to successfully utilize Additional Investment Management Techniques will depend on the Adviser's ability to predict pertinent market movements and sufficient correlations, which cannot be assured. Finally, the daily deposit requirements in futures contracts that a Portfolio has sold create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to the use of Additional Investment Management Techniques will reduce net asset value.

      In selecting counterparties for OTC hedging and risk management transactions, Multi-Sector Portfolio III will adhere to the following minimum ratings: (i) with respect to an OTC derivative instrument with a remaining nominal maturity of six months or less, a Moody's Derivative Counterparty Rating of A3; (ii) with respect to an OTC derivative instrument with a remaining maturity of more than six months, a Moody's Derivative Counterparty Rating of AA3. If the counterparty does not have a Moody's counterparty rating, then either the Moody's or S&P longterm securities rating of A3/A- (with respect to category (i) above) or Aa3/AA- (with respect to category (ii) above) may be used as a substitute. In addition, all such counterparties must have a minimum short-term rating of A-1 by Moody's and P-1 by S&P. If a counter-party drops below the minimum ratings, then Multi-Sector Portfolio III will seek to unwind existing agreements with such counterparty in a cost effective manner and will be prohibited from entering into new agreements with the counterparty so long as the counterparty's rating is below the relevant minimum.

      The principal risks relating to the use of futures contracts and other Additional Investment Management Techniques are: (a) less than perfect correlation between the prices of the instrument and the market value of the securities in the portfolio's holdings; (b) possible lack of a liquid secondary market for closing out a position in such instruments; (c) losses resulting from interest rate or other market movements not anticipated by the Adviser; and (d) the obligation to meet additional variation margin or other payment requirements, all of which could result in a Portfolio being in a worse position than if such techniques had not been used. See Appendix B "General Characteristics and Risks of Additional Investment Management Techniques" and the Statement of Additional Information for further information.

      The Portfolios (except for Multi-Sector Portfolio III) may make short sales of securities. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. A Portfolio may make short sales to hedge positioning for duration and risk management in order to maintain portfolio flexibility or to enhance income or gain. Short sales will be made in compliance with applicable regulatory requirements and will be fully collateralized at all times.

      Each Portfolio may also purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date outside the normal course of settlement for securities of that type. When-issued securities and forward commitments may be sold prior to the settlement date, but a Portfolio will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If a Portfolio disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it can incur a gain or loss. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, it will segregate with its custodian cash or other liquid high grade debt securities with a value not less than the value of the when-issued or forward commitment securities. The value of these assets will be monitored daily to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Portfolio. There is always a risk that the securities may not be delivered and that a Portfolio may incur a loss. Settlements in the ordinary course, which typically occur monthly for mortgage-related securities, are not treated by the Portfolios as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

LEVERAGE AND BORROWING

      Each Portfolio is authorized to borrow money or otherwise use leverage in an amount up to 33 1/3% of the Trust's total assets (including the amount borrowed), less all liabilities and indebtedness other than the bank or other borrowing. Each Portfolio is also authorized to borrow an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes such as clearance of portfolio transactions and share repurchases. A Portfolio may only borrow from a commercial bank or trust company and will only borrow when the Adviser believes that such borrowings will benefit the Portfolio after taking into account considerations such as interest income and possible gains or losses upon liquidation. Notwithstanding the foregoing, Multi-Sector Portfolio III will not borrow money or enter into reverse repurchase agreements or dollar rolls.

      Borrowing by a Portfolio creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leverage may exaggerate changes in the net asset value of the Shares and in the yield on the Portfolio's portfolio. Although the principal of such borrowings will be fixed, the Trust's assets may change in value during the time the borrowing is outstanding. Borrowing will create interest expenses for a Portfolio which can exceed the income from the assets retained. Furthermore, if a Portfolio borrows on a short-term basis and invests the proceeds in long-term securities, an increase in interest rates could reduce or eliminate the interest rate differential usually available between short-term and long-term rates and could reduce the value of the Trust's securities, thereby exposing the Portfolio to adverse yields and risk of loss on disposition of its securities. The Trust may also borrow for emergency purposes, for the payment of dividends, for share repurchases or for the clearance of transactions.

      Each Portfolio (except for Multi-Sector Portfolio III) expects to leverage by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements (as discussed below). Under a reverse repurchase agreement, a Portfolio sells securities and agrees to repurchase them at a mutually agreed upon date and price. At the time the Portfolio enters into a reverse repurchase agreement, an approved custodian may segregate liquid, high grade debt securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by a Portfolio may decline below the price of the securities the Portfolio has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a Portfolio's obligation to repurchase the securities and the Portfolio's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements create leverage, a speculative factor, and will be considered as borrowings for purposes of a Portfolio's limitation on borrowing.

      A Portfolio (except for Multi-Sector Portfolio III) may also leverage by entering into dollar rolls in which the Portfolio sells fixed income securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the role period, the Portfolio forgoes principal and interest paid on such securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. Dollar rolls are treated by a Portfolio in the same manner as reverse repurchase agreements for leverage purposes.

      Each Portfolio (except for Multi-Sector Portfolio III) expects that any borrowings will be made on a secured basis. In such situation, either the custodian will segregate the pledged assets for the benefit of the lender or arrangements will be made with (i) the lender to act as a subcustodian if the lender is a bank or otherwise qualifies as a custodian of investment company assets or (ii) a suitable subcustodian.

REPURCHASE AGREEMENTS AND LENDING OF SECURITIES

      Each Portfolio may invest temporarily, without limitation, in repurchase agreements, which are agreements pursuant to which securities are acquired by a Portfolio from a third party with the understanding that they will be repurchased by the seller at a fixed price on an agreed upon date. These agreements may be made with respect to any of the securities in which a Portfolio is authorized to invest. Repurchase agreements may be characterized as loans secured by the underlying securities and will be entered into in accordance with the requirements of the SEC. Multi-Sector Portfolio III will not enter into any repurchase agreement with respect to securities other than U.S. Government securities and mortgage-backed securities. The value of the collateral for such repurchase agreement marked-to-market at the end of each business day will be at least 102% of the amount of the repurchase agreement. The Multi-Sector Portfolio III will not enter into any repurchase agreement the term of which exceeds 90 days.

      Each Portfolio (other than Multi-Sector Portfolio III) may lend its portfolio securities to qualified institutions as determined by the Board of Directors. By lending its portfolio securities, a Portfolio attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loans that may occur during the term of the loan will be for the account of a Portfolio. A Portfolio may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with the requirements of the 1940 Act.


                            MANAGEMENT OF THE TRUST

      The Board of Directors, in addition to reviewing the actions of the Adviser and the Distributor, as set forth below, decides upon matters of general policy. Additional information about the Directors and officers of the Trust may be found in the Statement of Additional Information under the heading "Directors and Officers".

INVESTMENT ADVISER

      BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P) is the Trust's investment adviser (the "Adviser") and is compensated monthly by each Portfolio for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .40% for the Investment Grade Multi-Sector Portfolio and
 .50% for the Multi-Sector Portfolios II and IV-VIII. The Investment Advisory Agreement for the Multi-Sector Portfolio III which provides that the Adviser will be compensated at the end of each calendar quarter at an annualized rate of .25% of the Portfolio's average month end net assets. Pursuant to an Investment Advisory Agreement with the Trust, the Adviser manages the investment operations of each Portfolio. See "Management of the Trust--The Investment Advisory Agreement" in the SAI.

      The Adviser is a Delaware corporation with offices at 345 Park Avenue, New York, New York 10154. On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

      The Adviser's employees include several individuals with extensive experience in creating, evaluating and investing in a broad range of U.S. fixed-income securities. Prior to co-founding BlackRock Financial Management L.P., from July 1976 to March 1988, Mr. Fink was employed by The First Boston Corporation where he had been a Managing Director since January 1979. At First Boston, he was a member of the Management Committee and co-head of its Taxable Fixed Income Division. He also managed the Financial Futures and Fixed Income Options Department and the Mortgage and Real Estate Products Group. Mr. Schlosstein, co-founder of BlackRock Financial Management L.P., was employed by Shearson Lehman Brothers Inc. from February 1981 to March 1988 and became a Managing Director in August 1984. At Shearson Lehman, he was co-head of the Mortgage and Savings Institutions Group. Messrs. Fink and Schlosstein, along with other members of the Adviser, were instrumental in many of the major innovations in these securities markets, including the creation of the fixed and floating rate CMOs, Asset-Backed Securities and the senior-subordinated mortgage pass-through.

      The Adviser provides asset management services with respect to high quality fixed income instruments, including U.S. Treasury securities, Mortgage-Backed Securities, municipal obligations, corporate bonds and hedging products. Investment decisions for the Trust are made by a committee and no person(s) is primarily responsible for making recommendations to that committee. The Adviser currently serves as the investment adviser to individual and institutional fixed income investors in the United States and overseas through several funds and separately managed accounts with combined total assets in excess of $25 billion.

      In addition to the Trust, the Adviser serves as adviser to 25 closed-end funds. Certain features of these closed-end funds are provided in the following table:

                                                                            Primary                 Net Assets
                                    Stock Exchange   Term: Year of         Portfolio            (December 31, 1994)
                                    Ticker Symbol      Maturity           Composition              (in millions)
                                   ---------------   --------------  ---------------------     -----------------------
Taxable BlackRock Trusts:*
The BlackRock Income
    Trust Inc.    . . . . . . . . .      BKT         None-Perpetual   Mortgage-Backed Securities           $448
The BlackRock North American
    Government Income Trust Inc.  .      BNA         None-Perpetual   Canadian Securities and
                                                                      Mortgage-Backed Securities           $348
The BlackRock 1998 Term
    Trust Inc.    . . . . . . . . .      BBT              1998        Mortgage-Backed Securities           $526

                                                                              Primary                Net Assets
                                    Stock Exchange   Term: Year of           Portfolio           (December 31, 1994)
                                    Ticker Symbol      Maturity             Composition            (in millions)
                                   ---------------   --------------  ---------------------      ---------------------
The BlackRock 1999 Term
    Trust Inc.  . . . . . . . . . .      BNN              1999        Mortgage-Backed Securities           $182
The BlackRock Target Term
    Trust Inc.    . . . . . . . . .      BTT              2000        Mortgage-Backed Securities and       $860
                                                                      Zero Coupon Securities
The BlackRock 2001 Term
    Trust Inc.    . . . . . . . . .      BLK              2001        Mortgage-Backed Securities         $1,143
The BlackRock Strategic Term
    Trust Inc.    . . . . . . . . .      BGT              2002        Mortgage-Backed Securities           $467


The BlackRock Investment Quality
    Term Trust Inc.   . . . . . . .      BQT              2004        Mortgage-Backed Securities and       $302
                                                                      Corporate Debt Securities
The BlackRock Advantage Term
    Trust Inc.    . . . . . . . . .      BAT              2005        Mortgage-Backed Securities and        $86
                                                                      Zero Coupon Securities
The BlackRock Broad Investment
    Grade 2009 Term Trust Inc.    .      BCT              2009        Corporate Debt Securities,            $35
                                                                      Mortgage-Backed Securities and
                                                                      Asset-Backed Securities
Tax-Exempt BlackRock Trusts:
The BlackRock California Investment
    Quality Municipal Trust Inc.         RAA         None-Perpetual   California Municipal Obligations      $12
The BlackRock Florida Investment
    Quality Municipal Trust Inc.         RFA         None-Perpetual   Florida Municipal Obligations         $13
The BlackRock New Jersey Investment
    Quality Municipal Trust Inc.         RNJ         None-Perpetual   New Jersey Municipal Obligations      $11
The BlackRock New York Investment
    Quality Municipal Trust Inc.         RNY         None-Perpetual   New York Municipal Obligations        $15
The BlackRock Investment Quality
    Municipal Trust Inc.    . . . .      BKN         None-Perpetual   Municipal Obligations                $197
The BlackRock Municipal Target
    Term Trust Inc.   . . . . . . .      BMN              2006        Municipal Obligations                $453
The BlackRock California Insured
    Municipal 2008 Term Trust Inc.       BFC              2008        California Municipal Obligations     $142
The BlackRock Florida Insured
    Municipal 2008 Term Trust Inc.       BRF              2008        Florida Municipal Obligations        $121
The BlackRock Insured Municipal
    2008 Term Trust Inc.    . . . .      BRM              2008        Municipal Obligations                $378
The BlackRock New York Insured
    Municipal 2008 Term Trust Inc.       BLN              2008        New York Municipal Obligations       $155
The BlackRock Insured Municipal
    Target Term Trust Inc.    . . .      BMT              2010        Municipal Obligations                $252
------------------------------

* The Adviser also acts as investment adviser to BlackRock Asset Investors ("BAI"), BlackRock Fund Investors I ("BFI I"), BlackRock Fund Investors II ("BFI II") and BlackRock Fund Investors III ("BFI III"). As of December 31, 1994, BAI and BFI I,II and III had no assets. Upon funding, BAI primarily will invest in commercial and residential mortgage-backed securities and BFI I,II and III primarily will invest in shares of BAI. The term of each fund is seven years, subject to two one year extensions pursuant to certain terms and conditions.

    The Adviser also serves as investment adviser to eight open-end portfolios which are series of the Trust. These portfolios include The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and The Global Fixed Income Portfolio, all fixed income portfolios and The Money Market Portfolio. The Adviser serves as investment sub-adviser to five open-end funds, The BlackRock Government Income Trust, Dean Witter Premier Income Trust, Accessor Funds, Inc. Mortgage Securities Portfolio, the Frank Russell Investment Company and The Shearson Lehman Brothers Adjustable Rate Government Income Fund, that invest primarily in "AAA" credit quality mortgage-backed and Asset-Backed Securities.

In addition, the Adviser serves as the investment adviser to six offshore funds: BFM Fund for Fannie Mae Mortgage Securities; BFM Freddie Mac Mortgage Securities Fund; BFM Mortgage Performance Fund; BFM LIBOR Mortgage Fund; Gemeni I; and BSY Financial Corporation. Each of these funds invests primarily in U.S. Mortgage-Backed Securities.

DISTRIBUTOR

Provident Distributors, Inc., an affiliate of PNC, acts as the Trust's distributor (the "Distributor"). The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Adviser to pay a fee to the Distributor, which in turn is authorized to make payments to securities dealers with which the Distributor may enter into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to compensate institutions who perform support services that would otherwise be performed by an Administrator or its agents. The purpose of the Plan is to promote distribution of the Trust's shares and to enhance the provision of stockholder services. The Trust is not required or permitted under the Plan to make payments over and above its investment advisory fee; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution related and stockholder servicing activities. See "Distribution and Stockholder Servicing Plan" in the SAI.

EXPENSES

Each Portfolio is responsible for the payment of certain fees and expenses including, among others, the following: (i) advisory fees; (ii) the fees of unaffiliated Directors; (iii) the fees of each Portfolio's Administrator, Custodian and Transfer and Dividend Disbursing Agent; (iv) the fees of the Trust's legal counsel and independent accountants; (v) brokerage commissions incurred in connection with portfolio transactions; (vi) all taxes and charges of governmental agencies; (vii) the reimbursement of organizational expenses; and (viii) expenses related to stockholder communications, including all expenses of stockholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to stockholders.


NET ASSET VALUE

The net asset value per share of each Portfolio is determined by subtracting from the value of the assets of a Portfolio the amount of its liabilities, and dividing the remainder by the number of outstanding shares of the Portfolio. The Board of Directors has fixed the specific time of day for the computation of a Portfolio's net asset value to be as of 4:00 p.m., New York time. Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trust's Board of Directors.

Each Portfolio will compute its net asset value once daily on days that the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares have been received. The New York Stock Exchange is closed on the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


PURCHASE AND REDEMPTION OF SHARES

HOW TO PURCHASE SHARES

    The shares of the Portfolios are currently offered to pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and individuals. Shares of a Portfolio may be purchased at net asset value without a sales charge. The minimum initial investment in the Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II is $5 million. The minimum initial investment for each Multi-Sector Portfolio III-VIII is $50 million and each of the Multi-Sector Portfolios III-VIII will be separately offered to appropriate institutional investors.

    An account may be opened by completing and signing a Client Registration Form and mailing it to The BFM Institutional Trust Inc. at the following address: State Street Bank - Global Client Support, P.O. Box 1978, Boston, Massachusetts 02105.

    Purchases of shares may be made by wiring Federal funds to each Portfolio's Transfer Agent on any day on which the Portfolios compute net asset value. Normally, payments for such shares should be received by the proper Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the
investor must first telephone the Transfer Agent at 617-985-9620.   On the
telephone the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of the Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.


    Other Purchase Information

    Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will generally not be issued.

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in the Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

    Shares of a Portfolio may be purchased by customers of broker-dealers or other financial intermediaries (service agents) which have established a stockholder servicing relationship with the Trust on behalf of their customers. Service agents may impose additional or different conditions on the purchase or redemption of Portfolio shares by their customers and may charge their customers transaction, account or other fees on the purchase and redemption of Portfolio shares. Each service agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Stockholders who are customers of service agents should consult their service agent for information regarding these fees and conditions.

HOW TO REDEEM SHARES

    Each Portfolio will redeem its shares at the net asset value next determined following receipt of a proper request, and dividends will not accrue after the day on which the redemption is effectuated. The date on which a redemption request is received will be the date specified if the redemption request specifies a particular date in the future for its effectiveness. The Trust expects to pay all redemption requests made with at least thirty (30)
days' advance notice in cash.   Redemption requests in excess of $250,000 by
any single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Shareholders who receive redemptions in kind will incur additional expense and delay in disposing of such securities and the value of such securities may decline during the disposition period. Each Portfolio accepts telephone requests from any investor for wire redemption. The Portfolios and the Transfer Agent will not be liable for following telephone instructions reasonably believed to be genuine. In this regard, the Portfolios and the Transfer Agent require personal identification information before accepting a telephone redemption. If the Portfolios or their Transfer Agent fail to use reasonable procedures, the Portfolios might be liable for losses due to fraudulent instructions. Redemptions may be made by calling Transfer Agent at 617-985-9620, by facsimile, or by other wire communication. No charge is made for redemptions. Shares redeemed may be worth more or less than the purchase price of the shares, depending on the market value of the investment securities held by the particular Portfolio at the time of redemption.

    If a proper redemption request is received prior to 12:00 noon, New York time, on any day on which the Portfolio computes its net asset value, payment of the redemption price will ordinarily be wired to the stockholder's bank on the first business day subsequent to the 30-day advance notice redemption request in the case of the Portfolios. If the request is received after 12:00 noon, New York time, payment will ordinarily be wired to the stockholder's bank within two business days subsequent to the 30-day advance notice redemption request. Redemption proceeds will be sent by wire only to the bank named on the stockholder's application form. A stockholder may change the wire instructions on the application form by writing to the proper Transfer Agent with an appropriate signature guarantee. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

REPORTS TO STOCKHOLDERS

    The Trust will send to its stockholders semi-annual and annual reports and may send periodic reports more frequently. The reports include a discussion of the performance of the Portfolios and a comparison of the performance of the Portfolios to their respective benchmarks. The financial statements appearing in annual reports are audited by independent accountants.

    In order to avoid duplicate mailing and printing expenses, the Trust will provide one semi-annual and annual stockholder report and one annual prospectus per investor. Stockholders may request additional copies of such reports or prospectuses for each Portfolio without charge by calling 617-985-9620 or by writing to the Administrator at State Street Bank - Global Client Support, P.O. Box 1978, Boston, Massachusetts 02105.

STOCKHOLDER INQUIRIES

    Stockholder inquiries should be addressed to The BFM Institutional Trust Inc. at State Street Bank - Global Client Support, P.O. Box 1978, Boston, Massachusetts 02105, or by telephone, at 617-985-9620.



                       TAXES, DIVIDENDS AND DISTRIBUTIONS

    Each Portfolio will be treated as a separate taxable entity for federal income tax purposes. Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code. So long as the Portfolios continue to so qualify, they will not be subject to federal income taxes on their net investment income and capital gains, if any, that they distribute to stockholders. Any undistributed income may be subject to tax, including a 4% excise tax on certain undistributed income of a regulated investment company that does not distribute to stockholders in a timely manner at least 98% of its income. All dividends out of net investment income, together with distributions of net short-term capital gains, will be taxable as ordinary income to stockholders whether or not reinvested. Any net long-term capital gains distributed to stockholders will be taxable as such to stockholders, whether or not reinvested and regardless of the length of time shares have been held. Each Portfolio expects to declare dividends daily of their net investment income payable monthly and make distributions at least annually of any net capital gains.

    Under U.S. Treasury Regulations, each Portfolio is required to withhold and remit to the U.S. Treasury 31% of dividend and capital gain income and redemption proceeds on the accounts of those stockholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign stockholders) with the required certifications regarding the stockholder's status under the federal income tax laws.

    Dividends and distributions will be paid in additional Portfolio shares, based on the net asset value on the payment date or such other date as the Directors may determine, unless the stockholder elects in writing not less than five business days prior to the payment date to receive such dividends and distributions in cash. Such election should be submitted to the Transfer Agent. The Trust will notify each stockholder after the close of the Trust's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions. Stockholders are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

    The tax discussion set forth above is included for general information only. For additional information, see "Taxes, Dividends and Distributions" in the Statement of Additional Information. Prospective investors should consult their own tax advisers concerning the federal, state, local and foreign tax consequences to them of an investment in the Portfolios.

                              GENERAL INFORMATION

PERFORMANCE INFORMATION

    From time to time the Portfolios may advertise their "yield", "effective yield" and "total return". These figures will be based on historical earnings, may fluctuate substantially and are not intended to indicate future performance.

    The "yield" of the Portfolios refers to the income generated by an investment in a Portfolio over a one-month or 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for 12 periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return" of the Portfolios shows how much an investment in a Portfolio would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. Total return does not take into account any federal, state or local income taxes that may be payable upon redemption.

    The Trust may include comparative performance information in advertising or marketing the Portfolios' shares. Such performance information may include data from Lipper Analytical Services, Inc., other industry publications, business periodicals, rating services and market indices. See "Performance Information" in the Statement of Additional Information.


DESCRIPTION OF SHARES

    The Trust was organized as a Maryland corporation on November 27, 1991, and currently consists of sixteen separately managed portfolios. The Trust is authorized to issue 2 billion shares of capital stock, $.0001 par value, in one or more classes or series. The Investment Grade Multi-Sector Portfolio and the Multi-Sector Portfolio II are each authorized to issue 100 million shares of capital stock, and each Multi-Sector Portfolio III-VIII is authorized to issue one (1) million shares of capital stock. In addition to the Portfolios, the Trust consists of the following series: The Short Duration Portfolio, The Intermediate Duration Portfolio, The Core Fixed Income Portfolio, The Mortgage Portfolio, The Government Portfolio, The Long Duration Portfolio and the Global Fixed Income Portfolio, which are all fixed income portfolios and The Money Market Portfolio. The Board of Directors is empowered by the Articles of Incorporation to issue additional classes or series of shares and to increase or decrease the number of authorized shares of the Trust or any class or series thereof.

    Each share of a Portfolio represents an equal proportionate interest in the Portfolio with each other share of that Portfolio. Shares entitle their holders to one vote per share. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Pursuant to the 1940 Act, stockholders are required to approve the adoption of any investment advisory agreement, any plan of distribution under Rule 12b-1 and any changes in fundamental investment policies.

    If the Trust does not hold annual meetings of stockholders, it will abide by Section 16(c) of the 1940 Act which provides that the Directors will call a meeting of stockholders for the purpose of voting on the question of the removal of a Director if so requested in writing by the holders of 10% or more of a Portfolio's outstanding shares and will assist such stockholders in communicating with the other stockholders. Directors may be removed by vote of a majority of the outstanding shares of a Portfolio.

    To provide the initial capital of the Trust, the Adviser has purchased 10,000 shares of The Short Duration Portfolio for an aggregate purchase price of $100,000. These shares were acquired for investment purposes and the Adviser has no present intention of selling such shares.

ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company ("State Street"), State Street Bank - Global Client Support, P.O. Box 1978, Boston, Massachusetts, 02105 will serve as Administrator to the Portfolios pursuant to an administration agreement. State Street receives an annual fee equal to .08% of each Portfolio's net asset value up to $75 million, .06% of the next $75 million and .04% in excess of $150 million, subject to certain minimum requirements. Such rate is .04% in the case of

Multi-Sector Portfolio III. State Street will also serve as Transfer Agent for the Portfolios and Custodian for all of the Portfolio's securities and cash.
In its capacity as Custodian and Transfer Agent, State Street will maintain certain books and records for the Trust. State Street also acts as dividend disbursing agent for the Trust. State Street's mailing address is Global Client Support, P.O. Box 1978, Boston, Massachusetts 02105.

VALIDITY OF THE SHARES

    The validity of the shares offered hereby will be passed on for the Trust by Miles & Stockbridge, Baltimore, Maryland.

EXPERTS

    Deloitte & Touche LLP, New York, New York, has been selected as the independent auditors for the Trust and in that capacity audits the Portfolios' annual financial statements.

ADDITIONAL INFORMATION

    This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                                   APPENDIX A

                             DESCRIPTION OF RATINGS


DESCRIPTION OF MOODY'S BOND RATINGS:

         Aaa -- Bonds that are rated Aaa are judged to be of the best quality, carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments with respect to these bonds are protected by a large or by an exceptionally stable margin, and principal is secure. Although the various protective elements applicable to these bonds are likely to change, those changes are most unlikely to impair the fundamentally strong position of these bonds.

         Aa --   Bonds that are rated Aa are judged to be of high quality by all standards and together with the Aaa group comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or other elements may be present that make the long-term risks appear somewhat larger than in Aaa securities.

         A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest with respect to these bonds are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

         Baa -- Bonds that are rated Baa are considered to be medium grade obligations, that is, they are neither highly protected nor poorly secured. Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and may have speculative characteristics as well.

         Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B -- Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa -- Bonds that are rated Caa are of poor standing. These issues may be in default or present elements of danger may exist with respect to principal and interest.

         Ca -- Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C -- Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Moody's applies the numerical modifiers l, 2, and 3 in each generic rating classification from Aa through B. The modifier l indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF STANDARD & POOR'S BOND RATINGS:

                 AAA -- Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                 AA -- Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

                 A -- Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

                 BBB -- Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

                 BB -- Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

                 B -- Debt rated "B" has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

                 CCC -- Debt rated "CCC" has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

                 CC -- The rating "CC" typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

                 C -- The rating "C" typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                 CI -- The rating "CI" is reserved for income bonds on which no interest is being paid.

                 D -- Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                 Standard & Poor's letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA, CC, C, CI and D categories.


DESCRIPTION OF DUFF & PHELPS' BOND RATINGS:

                 AAA - Bonds rated AAA are of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                 AA -- Bonds rated AA have high credit quality with strong protection factors. Risk is modest.

                 A -- Bonds rated A have average but adequate protection factors. Risk factors are greater and more variable in times of economic stress than AAA or AA.

                 BBB -- Bonds rated BBB exhibit below average protection factors, but still considered for prudent investment. Considerable variability in risk during economic cycles.

                 BB -- Bonds rated BB are below investment grade, but deemed likely to meet obligations when due.

                 B -- Bonds rated B are below investment grade and possessing risk that obligations will not be met when due.

                 CCC -- Bonds rated CCC are well below investment grade. They may be in default or have considerable uncertainty as to timely payment of interest and/or principal.

                 DD -- Bonds rated DD are defaulted debt obligations. Payments of principal and/or interest have not been made.

                 Duff & Phelps' letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA, CCC and DD categories.


DESCRIPTION OF FITCH BOND RATINGS:

                 AAA -- Bonds rated AAA are considered investment grade and of the highest quality. The ability to pay interest and principal is exceptionally strong and unlikely to be affected by reasonably foreseeable events.

         AA -- Bonds rated AA are considered investment grade and very high credit quality.

         A -- Bonds rated A are considered investment grade and of high credit quality. The ability to pay interest and principal is strong, but may be vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB -- Bonds rated BBB are considered investment grade and satisfactory credit quality. The likelihood that these bonds will fall below investment grade, however, is higher than for bonds with higher ratings.

         BB -- Bonds rated BB are considered speculative. The ability to pay interest and principal may be affected over time by adverse economic changes.

         B -- Bonds rated B are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the issuer's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

         CCC -- Bonds rated CCC have certain identifiable characteristics which, if not remedied, may lead to default.

         CC -- Bonds rated CC are minimally protected. Default seems probable over time.

         C -- Bonds rated C are in imminent default in payments of interest or principal.

         DDD, DD and D -- Bonds rated in any of these categories are in default on interest and/or principal payments.

         Fitch's letter ratings may be modified by the addition of a plus or minus sign, which is used to show relative standing within the major rating categories, except in the AAA category.

                                   APPENDIX B

                      GENERAL CHARACTERISTICS AND RISKS OF
                  ADDITIONAL INVESTMENT MANAGEMENT TECHNIQUES

    In order to manage the risk of its securities portfolio, including duration management, or to enhance income or gain as described above, each Portfolio will engage in Additional Investment Management Techniques. A Portfolio will engage in such activities in the Adviser's discretion, and may not necessarily be engaging in such activities when movements in interest rates that could affect the value of the assets of the Portfolio occur. A Portfolio's ability to pursue certain of these strategies may be limited by applicable regulations of the CFTC and the federal income tax requirements applicable to regulated investment companies. See "Taxation - Consequences of Certain Trust Investments."

PUT AND CALL OPTIONS ON SECURITIES AND INDICES

    Each Portfolio may purchase and sell put and call options on securities and indices. A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. Each Portfolio may also purchase and sell options on stock indices ("index options"). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the stock index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option.
The purchase of a put option on a debt security could protect a Portfolio's holdings in a security or a number of securities against a substantial decline in the market value. A call option gives the purchaser of the option the right to buy and the seller the obligation to sell the underlying security or index at the exercise price during the option period or for a specified period prior to a fixed date. The purchase of a call option on a security could protect a Portfolio against an increase in the price of a security that it intended to purchase in the future. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, a Portfolio will experience a loss in the amount of the option premium plus any related commissions. When a Portfolio sells put and call options, it receives a premium as the seller of the option. The premium that a Portfolio receives for selling the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a secured put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. Each Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC Options") which are privately negotiated with the counterparty. Listed options are issued by the Options Clearing Corporation ("OCC") which guarantees the performance of the obligations of the parties to such options.

    A Portfolio's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with a Portfolio.
With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between a Portfolio and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, a Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. As a Portfolio must rely on the credit quality of the counterparty rather than the guarantee of the OCC, it will only enter into OTC options with counterparties with the highest long-term credit ratings, and with primary United States government securities dealers recognized by the Federal Reserve Bank of New York.

    The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.


FUTURES CONTRACTS AND RELATED OPTIONS

    Characteristics. Each Portfolio may sell financial futures contracts or purchase put and call options on such futures as a hedge against anticipated interest rate changes or other market movements. The sale of a futures contract creates an obligation by a Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

    Margin Requirements. At the time a futures contract is purchased or sold, a Portfolio must allocate cash or securities as a deposit payment ("initial margin"). It is expected that the initial margin that a Portfolio will pay may range from approximately 1% to approximately 5% of the value of the securities or commodities underlying the contract. In certain circumstances, however, such as periods of high volatility, a Portfolio may be required by an exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. An outstanding futures contract is valued daily and the payment in cash of "variation margin" may be required, a process known as "marking to the market". Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

    Limitations on Use of Futures and Options on Futures. Each Portfolio's use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. Under such regulations a Portfolio currently may enter into such transactions without limit for bona fide hedging purposes, including risk management and duration management and other portfolio strategies.

    Each Portfolio may also engage in transactions in futures contracts or related options to enhance income or gain provided that a Portfolio will not enter into a futures contract or related option (except for closing transactions for purposes other than bona fide hedging) if, immediately thereafter, the sum of the amount of its initial deposits and premiums on open contracts and options would exceed 5% of a Portfolio's liquidation value, i.e. net assets (taken at current value); provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. Also, when required, a segregated account of cash or cash equivalents will be maintained and marked to market in an amount equal to the market value of the contract. Each Portfolio reserves the right to comply with such different standard as may be established from time to time by CFTC rules and regulations with respect to the purchase or sale of futures contracts or options thereon.

    Segregation and Cover Requirements. Futures contracts, interest rate swaps, caps, floors and collars, short sales, reverse repurchase agreements and dollar rolls, and listed options on securities, indices and futures contracts sold by each Portfolio are subject to segregation and coverage requirements of either the CFTC or the SEC, with the result that, if a Portfolio does not hold the security or futures contract underlying the instrument, a Portfolio will be required to segregate on an ongoing basis with its custodian, cash, U.S. government securities, or other liquid high grade debt obligations in an amount at least equal to the Portfolio's obligations with respect to such instruments. Such amounts fluctuate as the obligations increase or decrease. The segregation requirement can result in a Portfolio maintaining securities positions it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.

                     INSTITUTIONAL CLIENT REGISTRATION FORM

    The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (the "Trust"), and subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:

                                                                                 DOLLAR AMOUNT OF
                                                                                   SUBSCRIPTION
                                                                                ------------------
         The Investment Grade Multi-Sector Portfolio  . . . . . . . . . . .        $
         The Multi-Sector Portfolio II  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio IV  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio V . . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VI  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VII . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VIII  . . . . . . . . . . . . . . . . .        $
                                                                                    ------------
                 TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . .        $
                                                                                    ============

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any Portfolio or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust); and to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

REGISTRATION OF SHARES

    Shares are to be registered in the name(s) and address indicated below (please type or print).

------------------------------------------------------------------------------
Name of Account

------------------------------------------------------------------------------
Street or P.O. Box

------------------------------------------------------------------------------
City                      State                          Zip Code
Telephone Number (______)____________

INSTITUTIONAL ACCOUNT INFORMATION
Check type of Institution:

____  pension or profit-sharing plan or trust      ____  investment company
____  bank
____  savings institution                          ____  entity qualified under Section 501(c)(3) of the Internal Revenue Code
____  credit union                                 ____  corporation
____  trust company                                ____  other (please specify:
____  insurance company                            ____  _____________________)

    As of its most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.

    If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

TAX WITHHOLDING

    Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

Taxpayer Identification or Social Security Number: ________-________-________

Please check one of the following:
A.  ____     The investor has (______ the investor has not) been notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
B.  ____     The IRS has notified the investor that it is no longer subject to backup withholding.

C.  ____     The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)

DIVIDEND REINVESTMENT

    Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

WIRE TRANSFER INFORMATION

    All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-336-6986 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.

---------------------------------------------------------   ---------------------------------------------------
Bank Name                                                   Street

---------------------------------------------------------   ---------------------------------------------------
City                                                        State                               Zip Code

---------------------------------------------------------   ---------------------------------------------------
Bank Account Number                                         ABA Number

---------------------------------------------------------   ---------------------------------------------------
Bank Phone Number                                           Account Title

SIGNATURES
    The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

INSTITUTIONAL ACCOUNTS:
    Please type or print names and titles of authorized signers. Persons signing as representatives for an institutional account warrant as individuals that each person signing is an authorized representative, that each person is empowered to effect securities transactions for the investor on the terms described in the prospectus, that the account and privileges selected have been duly authorized, that all signatures hereon are genuine and that the persons indicated hereon are authorized to sign.

---------------------------------------------------------   ---------------------------------------------------
Signature                                                   Signature of                            Date

---------------------------------------------------------   ---------------------------------------------------
Signature                                                   Signature of                            Date

---------------------------------------------------------   ---------------------------------------------------
Signature                                                   Signature of                            Date

SIGNATURE GUARANTEE
    A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

Affix Signature Guarantee Stamp

----------------------------------
Signature Guaranteed By

----------------------------------
Authorized Signature

----------------------------------
Date
                                     Mail Registration Form To:
                                     The BFM Institutional Trust Inc.
                                     State Street Bank-Global Client Support
                                     P.O. Box 1978
                                     Boston, Massachusetts 02105

                      INDIVIDUAL CLIENT REGISTRATION FORM

    The undersigned acknowledges receipt of a copy of the current prospectus of The BFM Institutional Trust Inc. (the "Trust"), and subscribes for shares of the Trust as specified below and in accordance with the prospectus and terms and instructions contained therein:

                                                                                 DOLLAR AMOUNT OF
                                                                                   SUBSCRIPTION
                                                                                ------------------
         The Investment Grade Multi-Sector Portfolio  . . . . . . . . . . .        $
         The Multi-Sector Portfolio II  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio IV  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio V . . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VI  . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VII . . . . . . . . . . . . . . . . . .        $
         The Multi-Sector Portfolio VIII  . . . . . . . . . . . . . . . . .        $
                                                                                    ------------
                 TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . .        $
                                                                                    ============

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any Portfolio or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; to redeem shares if information provided in this Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust); and to pay all redemption requests made with at least thirty (30) days' advance notice in cash. Redemption requests in excess of $250,000 by any single shareholder from a particular Portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice and will be paid in kind if the redeeming shareholder so requests and such payment will not adversely affect other shareholders. Redemption requests in excess of $250,000 by any single shareholder from a particular portfolio within any three-month period may be paid in kind unless the Trust has received at least thirty (30) days' advance notice. Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

REGISTRATION OF SHARES

    Shares are to be registered in the name(s) and address indicated below (please type or print).

------------------------------------------------------------------------------
Name of Account

------------------------------------------------------------------------------
Street or P.O. Box

------------------------------------------------------------------------------
City                     State                           Zip Code

Telephone Number (______)__________________

State of Residence: ______________________

Type of Account: _______________ Individual

INVESTMENT OBJECTIVES
Check:

____  growth                                       ____  investment company
____  income                                       ____  capital preservation
____  growth & income                              ____  aggressive growth
____  speculation

    As of the most recent fiscal year end, the investor had total assets of approximately $ ____________ and net assets of approximately $ ____________.

INDIVIDUAL ACCOUNT INFORMATION
Check type of account:

____  Individual                                   ____  Joint Tenant
____  Custodial                                    ____  Trust

    If the account is a Trust, include above the Trustee name, beneficiary or maker and date of the Trust.

TAX WITHHOLDING
    Under Federal income tax law, stockholders are subject to certain penalties as well as withholding of tax at a rate of 31 percent if they do not complete this section.

Taxpayer Identification or Social Security Number: ________-________-________

Please check one of the following:
A.  _____    The investor has (______ the investor has not) been notified by the IRS that it is subject to backup withholding as a result of failure to report dividend or interest income.
B.  _____    The IRS has notified the investor that it is no longer subject to backup withholding.
C.  _____    The investor is exempt from backup withholding. (All corporations and organizations, among others falling within section 501(a) of the Internal Revenue Code, are exempt.)

DIVIDEND REINVESTMENT
    Dividend and capital gain distributions will be reinvested in additional shares of the Trust unless a separate election form is executed by the stockholder to receive distributions in cash. To be effective, the election form must be received not less than five business days prior to the payment date for the dividend or distribution. Contact the Trust to obtain the election form.

WIRE TRANSFER INFORMATION
    All cash transfers, including subscriptions and redemptions of Trust shares, will only be effected by wire transfer through the bank listed below (call 1-800-336-6986 to obtain the Trust's wire transfer instructions). This registration form must be accepted by the Trust before redemption of Trust shares will be effected in accordance with the prospectus.

---------------------------------------------------------   ---------------------------------------------------
Bank Name                                                   Street

---------------------------------------------------------   ---------------------------------------------------
City                                                        State                               Zip Code

---------------------------------------------------------   ---------------------------------------------------
Bank Account Number                                         ABA Number

---------------------------------------------------------   ---------------------------------------------------
Bank Phone Number                                           Account Title

SIGNATURES
    The investor understands and agrees that the Trust and its Transfer Agent will not be liable for any loss, cost or expense for acting on instructions (whether in writing or by telephone) believed by the party receiving such instructions to be genuine and in accordance with the procedures in the prospectus. The investor understands the investment objectives and policies stated in the prospectus and represents that such objectives and policies are consistent with the investment objectives, investment experience and financial condition of investor. The investor also represents that the shares subscribed for hereby, and any shares of the Trust purchased by such investor in the future, will be acquired for the investor's own account and not with a view to, or for resale in connection with, any distribution thereof.

INDIVIDUAL ACCOUNTS:

---------------------------------------------------------   ---------------------------------------------------
Signature                                                   Signature of                            Date

---------------------------------------------------------   ---------------------------------------------------
Signature                                                   Signature of                            Date

SIGNATURE GUARANTEE
    A signature guarantee must be provided by an "eligible guarantor institution," which includes a bank, broker, dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association. You should verify with the institution that it is an "eligible guarantor institution" prior to signing. A guarantee from a notary is not acceptable.

Affix Signature Guarantee Stamp

----------------------------------
Signature Guaranteed By

----------------------------------
Authorized Signature

----------------------------------
Date
                                  Mail Registration Form To:
                                  The BFM Institutional Trust Inc.
                                  State Street Bank-Global Client Support
                                  P.O. Box 1978
                                  Boston, Massachusetts 02105